UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

675 Almanor Ave Sunnydale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Sunny J. Barkats, Esq.

Andres Rueda, Esq.

JSBarkats, PLLC

18 East 41st Street, 19th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Item 8.01 Other Events

As previously disclosed, on January 17, 2013, the Board of Directors of Amarantus BioScience, Inc., a Delaware corporation (the “Company”), adopted a unanimous written resolution authorizing the Company’s officers, agents and counsel to take any and all action reasonably necessary to cause the immediate cessation of trading and de-listing of the Company’s common stock from the Berlin-Bremen Stock Exchange (the “BBSE”), or from any unofficially regulated markets controlled by the BBSE. The Company’s common stock had been listed on the BBSE without the Company’s prior knowledge, consent or authorization.

The Company is disclosing herein that, after a period of negotiations with the BBSE and the German market-maker for the Company’s common stock, JSBarkats PLLC, the Company’s counsel, achieved the formal de-listing of the Company’s stock from the BBSE, effective March 19, 2013. The BBSE’s notice of de-listing is appended as Exhibit 99.1 to this filing.

The Company believes that the recent de-listing from the BBSE will facilitate the orderly trading of the Company’s stock.

Section 9-Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Official announcement of the Berlin Stock Exchange, dated March 19, 2013, concerning the de-listing of the common stock of Amarantus BioScience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE, INC.

Date: March 19, 2013	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer